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            AMENDMENT TO SUPPLEMENTAL RETIREMENT AGREEMENT


           THIS AMENDMENT, dated this 16th day of December, 1993, between MARSHALL & ILSLEY CORPORATION, a Wisconsin corporation (the "Company") and J.A. PUELICHER (the "Executive").

                         W I T N E S S E T H:

           WHEREAS, the Executive and the Company entered into a Supplemental Retirement Agreement dated December 10, 1992 (the "Agreement"); and

           WHEREAS, the Compensation Committee of the Board of Directors of the Company has determined, in light of the events of the past year, that the monthly supplemental retirement benefit contained in Paragraph 1 of the Agreement should be increased.

           NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

           1. Amendment to Paragraph 1 of Agreement. The first two sentences of Paragraph 1 of the Agreement are hereby deleted and the following is substituted therefor.

           "The Company shall pay to the Executive a supplemental retirement benefit in the amount of $58,333.33 per month for life ("the Retirement Benefit"). The Retirement Benefit shall be payable on a monthly basis on the first business day of each month during the Executive's life."

           2. Amendment to Paragraph 4(a) of Agreement. Paragraph 4(a) is deleted in its entirety and the following is substituted therefor.

           "(a) Successors and Assigns. (i) This Agreement shall be binding upon and shall inure to the benefit of the Company, its successors and assigns, and the Company shall require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession or assignment had taken place. The term "Company" as used herein shall include such successors and assigns. The term "successors and assigns" as used herein shall mean a corporation or other entity acquiring all or substantially all the assets and

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           business of the Company (including this Agreement) whether by operation of law or otherwise.

                (ii) Neither this Agreement nor any right or interest hereunder shall be assignable or transferable by the Executive, nor shall Executive's rights hereunder be subject to encumbrance or to the claims of the Company's creditors. This Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by Executive's personal or legal representatives, Estate, executors, administrators, heirs and beneficiaries."

           3. No Other Amendments. Except as amended hereby, the Agreement remains in full force and effect.

           IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

                                      MARSHALL & ILSLEY CORPORATION



                                      By: /s/ Jack F. Kellner
                                        ______________________________
                                         Jack F. Kellner, Chairman,
                                           Compensation Committee



                                      Attest: /s/ M.A. Hatfield
                                             _________________________
                                             M.A. Hatfield,
                                                 Secretary


                                      EXECUTIVE



                                       /s/ J. A. Puelicher
                                      ________________________________
                                      J. A. PUELICHER

                                      Address:

                                      9080 North Range Line Road
                                      ________________________________
                                      Milwaukee, Wisconsin  53217
                                      ________________________________